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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                                December 3, 2001

                        (Date of earliest event reported)



                                   ONEOK, Inc.

             (Exact name of registrant as specified in its charter)



         Oklahoma                      1-2572                    73-1520922
(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)            Identification No.)


                        100 West Fifth Street; Tulsa, OK

                    (Address of principal executive offices)


                                      74103

                                   (Zip code)

                                 (918) 588-7000

              (Registrant's telephone number, including area code)


                                 Not Applicable

          (Former name or former address, if changed since last report)








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Item 7.           Financial Statements, Pro Forma Financial Information and
-------           ---------------------------------------------------------
                  Exhibits.
                  ---------

                  (c) Exhibits

                      99.a Press Release issued by ONEOK, Inc. dated November 30, 2001

Item 9.           Other Events.
------            -------------

                  On November 30, 2001, ONEOK, Inc. announced that its net exposure to Enron based on New York Mercantile Exchange (NYMEX) futures prices at the close of business on Thursday, November 29, 2001, is less than $40 million pre-tax. ONEOK continues to pursue ways to mitigate this exposure, however, should Enron fail to perform its obligations, ONEOK's current net delivered physical commodity exposure is estimated to be less than four million dollars. The financial exposure due primarily to storage management and natural gas production are approximately $36 million. If Enron performs its current obligations, the total exposure would drop to less than two million dollars pre-tax after January 4, 2002. There are no amounts past due from Enron at this time.























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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 3rd day of December 2001.

                                                     ONEOK, Inc.

                                            By:/s/ Jim Kneale
                                               ---------------------------------
                                               Jim Kneale
                                               Senior Vice President, Treasurer
                                               and Chief Financial Officer
                                               (Principal Financial Officer)

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